UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

HARTFORD GREAT HEALTH CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54439	51-0675116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8832 Glendon Way, Rosemead, California	91770
(Address of principal executive offices)	(Zip Code)

626-321-1915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 par value	HFUS	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On March 18, 2024, Ms. Rose Hong Wang, Chief Executive Officer of Hartford Great Health Corp. (the “Company”), resigned from such position effective April 1, 2024. Ms. Wang’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or procedures. Ms. Wang will not be entitled to any compensation, payments or benefits from the Company or affiliates in connection with her resignation.

Chief Executive Officer Appointment

Upon Ms. Wang’s departure on April 1, 2024, the Company appointed Mr. Sheng-Yih Chang as Chief Executive Officer. Mr. Chang resigned from the position of Chief Financial Officer of the Company, effective the same day. Mr. Chang has served as the Chief Financial Officer of the Company since June 2018, and the General Manager at Hartford Hotel, a commercial hotel in Rosemead California since March 2018. Mr. Chang served as a Product Manager at Jowett Group, a textile manufacturing company in the USA, from November 2015 through September 2017, as an Operational Manager and General Manager at A-Concepts Designs, a houseware supplier company in the USA, from January 2004 through October 2015, as a General Manager at Long Arch International, a carving crafts supplier in the USA, from December 2000 through December 2003, as a Sales Manager at EZ Wholesale, a general merchandise wholesaler in the USA, from July 1998 through November 2000, and as a technician at Richcom Computer Corporation, a computer service provider in California, from July 1996 through November 1997. Mr. Chang studied electrical engineering at the University of British Columbia and holds a Bachelor of Science in Electrical Engineering from California State University, Northridge.

Appointment of Interim Chief Financial Officer

In connection with Mr. Chang’s resignation of Chief Financial Officer, on March 18, 2024, the Company entered into an interim CFO Consulting Agreement (the “Consulting Agreement”) with Green-Keen Consulting LLC (“GKC”), pursuant to which the Company appointed Ms. Lili Dai as interim Chief Financial Officer, effective April 01, 2024, with a term ending March 31, 2025. Pursuant to the Consulting Agreement, the Company will pay GKC a fixed monthly payment of $13,300. The Company will also be billed for travel and other out-of-pocket costs, such as report production, postage, etc., if any.

Ms. Lili Dai, age 47, joined GKC in December 2023 and currently chairs their consulting practice. Ms. Dai possesses a diverse background encompassing accounting, auditing, financial reporting, and management. Since August 2023, she has served as Interim VP Controller at Inno Holdings Inc. and played a pivotal role in its successful IPO process. Prior to that, from September 2021 to August 2023, she held the position of Director of Technical Accounting and Reporting at Tattooed Chef LLC, where she oversaw technical accounting matters and external financial reporting. From January 2018 to September 2021, Ms. Dai served as the Director of Accounting and Financial Reporting at Markwins Beauty Brands, responsible for managing global operational accounting and reporting functions. Earlier in her career, from October 2015 to December 2017, she worked as a Senior Technical Corporate Accountant at a multi-billion-dollar company, Monster Energy Drink. Ms. Dai’s tenure at PwC Los Angeles, from January 2012 to October 2015, involved supervising audit engagements for several large companies across diverse industries. She began her professional journey as an auditor at Frazer LLP, a regional CPA firm in California, from April 2008 to December 2011. Ms. Dai holds a Master of Science in Accountancy from California State University Fullerton and is an active Certified Public Accountant.

There is no arrangement or understanding between Ms. Dai and any other persons pursuant to which Ms. Dai was selected as an officer.

There are no family relationships between Ms. Dai and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”).

The description of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	ICFO Consulting Agreement, dated as of March 18, 2024, between Hartford Great Health Corp. and Green-Keen Consulting LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD GREAT HEALTH CORP.

Dated: April 2, 2024	By:	/s/ Sheng-Yih Chang
Sheng-Yih Chang
Chief Executive Officer